UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 28, 2008, Enterprise Products Partners L.P. (“Enterprise”) issued a press release announcing its financial results for the three months ended March 31, 2008 and 2007, and held a webcast conference call discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be available for replay on Enterprise’s website at www.epplp.com.  The webcast conference call will be archived on its website for 90 days.

Unless the context requires otherwise, references to “we,” “us,” “our,” or “Enterprise” within the context of this Current Report on Form 8-K refer to the consolidated business and operations of Enterprise.  References to “EPCO” refer to EPCO, Inc., an affiliate of Enterprise and its ultimate parent company.  References to “DEP” or “Duncan Energy Partners” refer to Duncan Energy Partners, L.P., a consolidated subsidiary of Enterprise.  In addition, as generally used in the energy industry and in this press release and accompanying exhibits, the identified terms have the following meanings:

/d	= per day
TBtu	= trillion British thermal units
BBtus	= billion British thermal units
MMBtus	= million British thermal units
MBPD	= thousand barrels per day
Mcf	= thousand cubic feet
MMcf	= million cubic feet

Use of Non-GAAP financial measures

Our press release and/or webcast conference call discussions include the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow and EBITDA.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.

Gross operating margin.  We evaluate segment performance based on the non-GAAP financial measure of gross operating margin.  Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations.  This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments.  We believe that investors benefit from having access to the same financial measures that senior management uses in evaluating segment results.   The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses on the sale of assets; and (iv) general and administrative costs.  Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges.  Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions.  In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation.  Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We include earnings from equity method unconsolidated affiliates in our measurement of segment gross operating margin.  Our equity investments with industry partners are a vital component of our business strategy.  They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials or a consumer of finished products.  This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis.   Many of these businesses perform supporting or complementary roles to our other business operations.  As circumstances dictate, we may increase our ownership interest in equity investments, which could result in their subsequent consolidation into our operations.

Distributable cash flow.  We define distributable cash flow as net income or loss plus:

▪	depreciation, amortization and accretion expense;

▪	operating lease expenses for which we do not have the payment obligation;

▪	cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates;

▪	the subtraction of sustaining capital expenditures;

▪	the addition of losses or subtraction of gains relating to the sale of assets;

▪	cash proceeds from the sale of assets or return of investment from unconsolidated affiliates;

▪	gains or losses on monetization of financial instruments less related amortization of such amount to earnings;

▪
transition support payments received from El Paso Corporation related to the merger of GulfTerra Energy Partners, L.P. with a wholly owned subsidiary of ours in September 2004 (such payments ceased in the third quarter of 2007);

▪	minority interest expense associated with the public unitholders of Duncan Energy Partners less related distributions to be paid to such holders with respect to the period of calculation;

▪	the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income or loss for the period; and

▪	the subtraction of cash expenditures for asset abandonment activities.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets.  Distributable cash flow is a significant liquidity metric used by senior management to compare the basic cash flows we generate to the cash distributions we expect to pay our partners.  Using this metric, senior management can compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable cash flow is also an important non-GAAP financial measure to our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not we are generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution rate.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which, in turn, is based on the amount of cash distributions a partnership pays to a unitholder).  The GAAP measure most directly comparable to distributable cash flow is cash flow from operating activities.

EBITDA.  We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation, accretion and amortization expense.  EBITDA is commonly used as a supplemental financial measure by senior management and by external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess:

▪	the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

▪	the ability of our assets to generate sufficient cash to meet debt service requirements;

▪	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and

▪	the viability of projects and the overall rates of return on alternative investment opportunities.

Since EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in our press release may not be comparable to similarly titled measures of other companies.   The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. press release dated April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC, its General Partner

Date: April 28, 2008	By: ___/s/ Michael J. Knesek____________________
Name: Michael J. Knesek
Title: Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Exhibit Index

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. press release dated April 28, 2008.